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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-143454
Registration No. 333-147068

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 16, 2007)

7,100,000 Shares

1,420,000 Warrants

CHINA PRECISION STEEL, INC.

Common Stock and Warrants

        We are offering 7,100,000 shares of our common stock, par value $0.001 per share, and warrants to purchase 1,420,000 shares of our common stock. We are offering our common stock at a price of $6.75 per share and warrants to purchase shares of common stock at an exercise price of $8.45 per share.

        Our common stock is listed on The NASDAQ Capital Market and traded under the symbol "CPSL."

        On October 31, 2007, the closing price of our common stock on The NASDAQ Capital Market was $8.45 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

PRICE 6.75 A SHARE

	Per Share	Total
Price to Investors	$6.7500	$47,925,000
Placement Agency Fees	$0.4725	$3,354,750
Proceeds, before expenses but after deducting placement agency fees, to us	$6.2775	$44,570,250

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        Roth Capital Partners, LLC is acting as our placement agent in connection with this offering and is using its best efforts to introduce us to investors. The placement agent is not purchasing or selling any shares pursuant to this prospectus supplement or the accompanying prospectus, nor is the placement agent required to purchase or sell any specific number or dollar amount of shares.

Roth Capital Partners

Prospectus Supplement dated November 1, 2007.

        You should rely only on the information provided or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or securities sold on a later date. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, "CPSL," "the Company," "we," "us" and "our" refer to China Precision Steel, Inc. and its subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents we file or have filed with the SEC that are incorporated herein by reference include "forward-looking statements" within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "target," "expects," "management believes," "we believe," "we intend," "we may," "we will," "we should," "we seek," "we plan," the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus supplement. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus supplement, the accompanying prospectus and in documents incorporated into this prospectus describe factors, among others, that could contribute to or cause these differences. Actual results may vary materially from those anticipated, estimated, projected or expected should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, including, but not limited to, our critical accounting policies and statements relating to, among others:

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  plans to expand our exports outside of China;

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  plans to increase our production capacity and the anticipated dates that facilities may commence operations;

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  our ability to obtain additional funding for our continuing operations and to fund our expansion;

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  our ability to meet our financial projections for any financial year;

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  our ability to retain our key executives and to hire additional senior management;

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  continued growth of the Chinese economy and industries demanding our products;

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  our ability to produce and sell cold-rolled precision steel products at high margins;

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  our ability to secure at acceptable prices the raw materials we need to produce our products;

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  political changes in China that may impact our ability to produce and sell our products in our target markets;

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  general business conditions and competitive factors, including pricing pressures and product development; and

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  changes in our relationships with customers and suppliers.

        Because the factors discussed in this prospectus supplement, the accompanying prospectus or documents incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required

S-ii

by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus supplement or the accompanying prospectus or the date of documents incorporated by reference in this prospectus supplement that include forward-looking statements. See the section entitled "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K/A for the year ended June 30, 2007.

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PROSPECTUS SUPPLEMENT SUMMARY

        The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus supplement, the accompanying prospectus and the other information incorporated by reference herein and therein under "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" from our other filings with the SEC. Investing in our securities involves a high degree of risk. Therefore, please carefully consider the information provided under the heading "Risk Factors" beginning on page S-4.

Our Company

        We are a niche and high value-added steel processing company principally engaged in the manufacture and sale of high precision cold-rolled steel products and in the provision of heat treatment and cutting of medium and high carbon hot-rolled steel strips. We use commodity steel to create a specialty premium steel intended to yield gross margins above the industry average. Specialty precision steel pertains to the precision of measurements and tolerances of thickness, shape, width, surface finish and other special quality features of highly-engineered end-use applications.

        We conduct our operations principally in China through our wholly-owned operating subsidiary, Shanghai Chengtong Precision Strip Co., Limited, or Chengtong. Most of our sales are made domestically in China; however, during fiscal 2007, we began exporting our cold-rolled steel products to Nigeria, Thailand, Indonesia and the Philippines. We intend to expand into additional overseas markets in the future, subject to suitable market conditions and favorable regulatory controls.

        We produce and sell precision ultra-thin and high strength cold-rolled steel products with thicknesses ranging from 7.5 mm to 0.03 mm. We also provide heat treatment and cutting of medium and high carbon hot-rolled steel strips not exceeding 7.5 mm thickness. Our process puts hot-rolled de-scaled (pickled) steel coils through a cold-rolling mill, utilizing our patented systems and high technology reduction processing procedures, to make steel coils and sheets in customized thicknesses, according to customer specifications. Currently, our specialty precision products are mainly used in the manufacture of automobile parts and components, plane friction discs, appliances, food packaging materials, saw blades, textile needles, microelectronics, packing and containers.

        As of June 30, 2007, we had an annual production capacity of approximately 115,000 metric tons. We have been increasing our production capacity for cold-rolled precision steel as demand in China outpaces domestic supply. We began production with our second cold-rolled mill, which has a production design capacity of 150,000 metric tons per annum, in October 2006, and we plan to commence construction of our third mill in 2008, which has an equivalent design capacity. Each mill takes approximately three to four years to reach full operating capacity. As of June 30, 2007, the second mill was operating at 30% capacity and is expected to reach 50% capacity by the end of calendar year 2007.

        Our Directors believe that the increased annual production capacity of approximately 300,000 metric tons from the second and third mills will be fully utilized within three to four years after commencement of operation. These facilities will focus on the production of high carbon, high strength cold-rolled steel products and the production of more complex precision steel products that cannot be manufactured in our first rolling mill. Our first rolling mill, which has an operating capacity of 70,000 metric tons, will continue to primarily manufacture low carbon cold-rolled steel products.

        During the fiscal years ended June 30, 2007, 2006 and 2005, we earned net income before discontinued operations of $7,472,661, $7,514,101 and $6,366,411, respectively. The discontinued operations represent those of OraLabs, Inc. which was spun off from the Company in December of 2006. At June 30, 2007, we had total assets of $82,157,566. Chengtong currently has approximately 280 employees, including 30 senior management and technical staff members, and leases 20,000 square meters of production facilities in Jiading District, Shanghai, on four acres of property.

Corporate History and Structure

        We are a Colorado company and became a public company in May 1997 through a reverse merger with SSI Capital Corporation. At that time, we changed our name to OraLabs Holding Corp. and our principal business was the production and sale of consumer products relating to oral care and lip care and the distribution of nutritional supplements through our wholly-owned subsidiary, OraLabs, Inc. In December 2006, we merged with Partner Success Holdings Limited, or PSHL, a British Virgin Islands business company which owns Chengtong. In connection with that transaction, we subsequently redeemed all of the shares of our outstanding common stock owned by our former President, Gary Schlatter, in exchange for all of the issued shares of OraLabs, Inc. Thereafter, we renamed ourselves China Precision Steel, Inc. to reflect our continuing operations.

        Our business is conducted principally through Chengtong, in Shanghai, China. Chengtong is a wholly foreign owned enterprise, or WFOE, under Chinese law.

        Our corporate headquarters are located at 8th Floor, Teda Building, 87 Wing Lok Street, Sheung Wan, Hong Kong, and our telephone number is (011) 852-2543-8223. Our agent for service of process in the United States is The Corporation Company, 1675 Broadway, Suite 1200, Denver, Colorado 80202. Our common stock is listed on The NASDAQ Capital Market under the symbol "CPSL." Although we maintain a website at www.chinaprecisionsteelinc.com, we do not intend that information available on our website be incorporated into this filing. As used herein, the "Group" refers to the Company, PSHL and Chengtong on a consolidated basis.

Growth Strategy

        We aim to maintain our position as a leading supplier of high strength and ultra-thin cold-rolled premium specialty steel products in China, while building brand awareness and demand for our products internationally. We have identified six factors critical to the achievement of this goal:

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  Focus on Rapidly Growing Niche Segment. We will continue to focus on niche markets. According to publicly available information, the demand for precision cold-rolled steel products has been growing at a rate of 20% annually over the past five years in China. Export demand, coupled with domestic Chinese demand for automobile parts and components, saw blades, textile needles, microelectronics, packing and containers, is expected to continue, thereby increasing demand for high precision steel products. Moreover, new applications of steel products are continually being developed. Our research and development efforts are focused on advancing processing techniques and production of high strength and ultra-thin, cold-rolled precision steel products to enhance our product offerings and expand our market share.

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  Leverage Our Strengths to Compete Effectively with Imports. Specialty precision steel is a relatively new industry in China with the majority of precision steel imported from Japan, Korea, the European Union and the United States. As a result, the average quality and standards of China's high precision steel industry lags behind the international norm. Our lower cost base allows us to sell our products at an average of 10% below our international competitors with shorter delivery time and in accordance with customer specifications. We intent to leverage our lower operating cost base, our state-of-the-art patented manufacturing system and process, and our strategic relationships with our major suppliers to produce cold-rolled steel products with quality similar to international standards at lower cost than international competitors.

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  Focus on High Margin Products. We intend to continue to manufacture products with high sustainable margins. We increased our gross margin from 5.8% in 2004 to 26.4% in 2007. The average gross margins of our high carbon steel products are 20-40% and 10-30% for our low carbon steel products. We will provide additional services such as heat treatment and cutting to further enhance our margins. We believe these high gross margins are sustainable despite fluctuations in steel prices because of the specialty of the end product which generally allow price increases of raw material to be passed directly to our customers.

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  Expand Manufacturing Capacity. We will increase our production capacity by adding a third cold-rolled mill with a design capacity of 150,000 metric tons in 2008. This will increase our total production design capacity to approximately 400,000 metric tons. The rolling mill installed in 2006, together with the third mill, will produce high carbon, high strength, cold-rolled steel products and more complex precision steel products.

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  Compete Internationally. We intend to expand our exports to compete in the international marketplace. We believe we are the only non-Japanese company able to compete in the global marketplace with low carbon precision cold-rolled steel products in the thickness range between 0.1 to 0.2 mm. In addition, we are not aware of any other company that currently manufactures high strength and ultra-thin cold-rolled steel with a width of 1400mm. These products provide us with a unique opportunity to compete in the global marketplace.

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  Retain Key Personnel. The Chinese market is highly competitive for experienced and talented executives and we will strive to retain our key executives, including our Chief Executive Officer, Wo Hing Li, and the General Manager of Chengtong, Hai Sheng Chen. Their experience in business operations and in Chinese steel manufacturing, respectively, is critical to our continued growth and success.

The Offering

Issuer	China Precision Steel, Inc., a Colorado corporation
Securities Offered by Us	7,100,000 shares of Common Stock and warrants to purchase 1,420,000 shares of Common Stock
Common Stock Outstanding After the Offering	45,896,288 shares
NASDAQ Symbol	CPSL
Use of Proceeds	Repayment of existing indebtedness, capital expenditures relating to the construction of a third reverse mill and general corporate purposes. See "Use of Proceeds" in this prospectus supplement.
Risk Factors
An investment in our common stock involves risks. Prospective investors should carefully consider the matters discussed upon the caption entitled "Risk Factors" beginning on page S-4 of this prospectus supplement before making a decision to invest in our common stock.

RISK FACTORS

        We operate in a highly competitive environment in which there are numerous factors that can influence our business, financial position or results of operations and that can also cause the market value of our common stock to decline. Many of these factors are beyond our control and therefore, are difficult to predict. The following section sets forth what we believe to be the principal risks that could affect us, our business or our industry, and which could result in a material adverse impact on our financial results or cause the market price of our common stock to fluctuate or decline.

Risks Relating to the Company's Business

Steel consumption is cyclical and worldwide overcapacity in the steel industry and the availability of alternative products has resulted in intense competition, which may have an adverse effect on our profitability and cash flow.

        Steel consumption is highly cyclical and generally follows general economic and industrial conditions both worldwide and in various smaller geographic areas. The steel industry has historically been characterized by excess world supply. This has led to substantial price decreases during periods of economic weakness, which have not been offset by commensurate price increases during periods of economic strength. Substitute materials are increasingly available for many steel products, which may further reduce demand for steel. Additional overcapacity or the use of alternative products could have a material adverse effect upon our results of operations.

Rapidly growing demand and supply in China and other developing economies may result in additional excess worldwide capacity and falling steel prices, which could adversely impact our results.

        Over the last several years steel consumption in China and other developing economies such as India has increased at a rapid pace. Steel companies have responded by developing plans to rapidly increase steel production capability in these countries and entered into long-term contracts with iron ore suppliers in Australia and Brazil. Steel production, especially in China, has been expanding rapidly and could be in excess of Chinese demand depending on continuing growth rates. Because China is now the largest worldwide steel producer, any significant excess in Chinese capacity could have a major impact on domestic and international steel trade and prices.

Environmental compliance and remediation could result in substantially increased capital requirements and operating costs.

        Our operating subsidiary, Chengtong, is subject to numerous Chinese provincial and local laws and regulations relating to the protection of the environment. These laws continue to evolve and are becoming increasingly stringent. The ultimate impact of complying with such laws and regulations is not always clearly known or determinable because regulations under some of these laws have not yet been promulgated or are undergoing revision. Our consolidated business and operating results could be materially and adversely affected if Chengtong were required to increase expenditures to comply with any new environmental regulations affecting its operations.

We may require additional capital in the future and we cannot assure you that capital will be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to stockholdings.

        The development and expansion of our capacity to produce high quality specialty precision steel requires substantial funds. Sourcing external capital for product development and requisite capital expenditures are key factors that have and may in the future constrain our growth, production capability and profitability. To achieve the next phase of our corporate growth, increased production capacity, successful product development and additional external capital will be necessary. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Any sale of a substantial number of additional shares of common stock or securities convertible into common stock will cause dilution to the holders of our common stock and could also cause the market price of our common stock to decline.

We face significant competition from competitors who have greater resources than we do, and we may not have the resources necessary to successfully compete with them.

        We are one of a few manufacturers of specialty precision steel products in China. Differences in the type and nature of the specialty precision steel products in China's steel industry are relatively small and, coupled with intense competition from international and local suppliers, consumers' demand can be price sensitive. Competitors may increase their market share through pricing strategies that adversely impact our business. Our business is in an industry that is becoming increasingly competitive and capital intensive, and competition comes from manufacturers located in China as well as from international competition. Our competitors may have financial resources, staff and facilities substantially greater than ours and we may be at a competitive disadvantage compared with larger companies.

We produce a limited number of products and may not be able to respond quickly to significant changes in the market or new market entrants.

        Cold-rolled specialty precision steel is a relatively new industry in China; Chinese manufacturers of durable goods previously relied solely on imports from Japan, Korea, the European Union and the United States. We believe the average quality and standards of products of China's high precision steel industry lags behind the international norm. During the last three years, we have developed a nationally recognizable brand, however, we are not yet an internationally recognizable brand for our specialty steel products. Although we offer more than 40 high precision steel products, there are many other specialty precision steel products of similar nature in the market. If there are significant changes in market demands and/or competitive forces, we may not be able to change our product mix or adapt our production equipment quickly enough to meet customers' needs. Under such circumstances, our narrow band of precision steel products and/or new market entrants may negatively impact our financial performance.

Increased imports of steel products into China could negatively affect domestic steel prices and demand levels and reduce profitability of domestic producers, including Chengtong.

        Through June 2007, China's total production of cold-rolled steel sheets increased approximately 54% over the comparable period in 2006. However, domestic production continues to be insufficient to meet demand. As a result, China continues to import a significant portion of its steel products. Foreign competitors may have lower labor costs, and are often owned, controlled or subsidized by their governments, which allows their production and pricing decisions to be influenced by political and economic policy considerations as well as prevailing market conditions. Import levels may also be impacted by decisions of government agencies, under trade laws. Increases in future levels of imported steel could negatively impact future market prices and demand levels for our precision steel products.

We are dependent on our Chinese manufacturing operations to generate substantially all of our income and profits, and the deterioration of any current favorable local conditions may make it difficult or prohibitive to continue to operate or expand in China.

        Our current manufacturing operations are located in China, our administrative offices are in Hong Kong and we have additional establishments in the British Virgin Islands. The geographical distances between these facilities create a number of logistical and communications challenges, including time differences and differences in the cultures in each location, which makes communication and effective cooperation more difficult. Our operations in China could be affected by, among other things:

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  economic and political instability in China, including problems related to labor unrest,

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  lack of developed infrastructure,

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  variances in payment cycles,

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  currency fluctuations,

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  overlapping taxes and multiple taxation issues,

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  employment and severance taxes,

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  compliance with local laws and regulatory requirements,

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  greater difficulty in collecting accounts receivable, and

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  the burdens of cost and compliance with a variety of foreign laws.

        Moreover, inadequate development or maintenance of infrastructure in China, including adequate power and water supplies, transportation, raw materials availability or the deterioration in the general political, economic or social environment could make it difficult, more expensive and possibly prohibitive to continue to operate or expand our facilities in China.

        Chengtong is subject to numerous national, provincial and local governmental regulations, all of which can limit our ability to react to market pressures in a timely or effective way, thus causing us to lose business or miss opportunities to expand our business. These include, among others, regulations governing:

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  environmental and waste management,

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  our relationship with our employees, including: wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions,

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  property ownership and use in connection with our leased facilities in China, and

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  import restrictions, currency restrictions and restrictions on the volume of domestic sales.

Our operations are international and we are subject to significant worldwide political, economic, legal and other uncertainties that may make it difficult or costly to collect amounts owed to us or to conduct operations should materials needed from certain places be unavailable for an indefinite or extended period of time.

        We have subsidiaries in the British Virgin Islands and China. We manufacture all of our products in China and substantially all of the net book value of our total fixed assets is located there. However, we sell our products to customers outside of China as well as domestically. As a result, we have receivables from and goods in transit to locations outside of China. Protectionist trade legislation in the United States or other countries, such as a change in export or import legislation, tariff or duty structures, or other trade policies, could adversely affect our ability to sell products in these markets, or even to purchase raw materials or equipment from foreign suppliers. Moreover, we are subject to a variety of United States laws and regulations, changes to which may affect our ability to transact business with certain customers or in certain product categories.

The end-use markets for certain of our products are highly competitive and customers are willing to accept substitutes for our products which could reduce our results of operations.

        Buyers of certain cold-rolled steel products are in highly competitive markets. Cold-rolled precision steel competes with other materials, such as aluminum, plastics, composite materials and glass, among others, for industrial and commercial applications. Customers have demonstrated a willingness to substitute other materials for cold-rolled steel. The willingness of our customers to accept substitutes for cold-rolled steel products could have a material adverse effect on our financial results.

We may not be able to pass on to customers the increases in the costs of our raw materials, particularly crude steel.

        We require substantial amounts of raw materials in our business, consisting principally of steel slabs and strip steel. Any substantial increases in the cost of crude steel could adversely affect our financial condition and results of operations. The availability and price of crude steel depends on a number of factors outside our control, including general economic conditions, domestic and international supply and tariffs. Increased domestic and worldwide demand for crude steel has had and will continue to have the effect of increasing the prices that we pay for these raw materials, thereby increasing our cost of sales. Generally, there is a potential time lag between changes in prices under our purchase contracts and the point when we can implement a corresponding change under our sales contracts with our customers. As a result, we can be exposed to fluctuations in the price of raw materials, since, during the time lag period, we may have to temporarily bear the additional cost of the change under our purchase contracts, which could have a material adverse effect on our profitability. If raw material prices were to increase significantly without a commensurate increase in the market value of our products, our financial condition and results of operations would be adversely affected.

Although we are dependent on a steady flow of raw materials for our operations, we do not have in place long-term supply agreements for all of our material requirements.

        We rely on several suppliers to provide us with the raw materials used in our operations, although a substantial portion of our raw material requirements is met by BaoSteel Trading Co., Ltd. We do not currently have long-term supply contracts with any particular supplier, including BaoSteel Trading Co., Ltd., to assure a continued supply of the raw materials we need. While we maintain good relationships with these suppliers, the supply of raw materials may nevertheless be interrupted on account of events outside our control, which will negatively impact our operations.

We have substantial indebtedness with floating interest rates and the cost of our borrowings may increase.

        We are subject to interest rate risk on our non-derivative financial instruments. We do not hedge our interest rate risk. At June 30, 2007, our total bank debt outstanding was $22,884,679, all of which was interest-bearing. Substantially all of the bank debt was floating-rate debt with interest rates which vary with changes in the standard rate set by the People's Bank of China. To the extent interest rates increase, we will be liable for higher interest payments to our lenders. For the 2008 financial year, annual interest on loans is anticipated to be approximately $1.8 million. The impact of a 1% increase in interest rates will increase interest expense by approximately $240,000. As our short-term borrowings mature, we will be required to either repay or refinance these borrowings. An increase in short-term interest rates at the time that we seek to refinance short-term borrowings may increase the cost of borrowings, which may adversely affect our earnings and cash available for distribution to our stockholders.

        At June 30, 2007, the aggregate fair value of our financial instruments with exposure to interest rate risk was approximately $23 million. The potential change in fair value for these financial instruments from an adverse 10% change in quoted interest rates across all maturities, often referred to as a parallel shift in the yield curve, would be approximately $0.1 million at June 30, 2007.

The loss of any key executive or our failure to attract and retain key personnel could adversely affect our future performance, strategic plans and other objectives.

        The loss or failure to attract and retain key personnel could significantly impede our future performance, including product development, strategic plans, marketing and other objectives. Our success depends to a substantial extent not only on the ability and experience of our senior management, but particularly upon our Chairman, Wo Hing Li; the General Manager of Chengtong, Hai Sheng Chen; and Chief Financial Officer, Leada Tak Tai Li. We do not currently have in place key man life insurance on Wo Hing Li, Hai Sheng Chen or Leada Tak Tai Li. To the extent that the services of these officers and directors would be unavailable to us, we would be required to recruit other persons to perform their duties. We may be unable to employ other qualified persons with the appropriate background and expertise to replace these officers and directors on terms suitable to us.

We may not be able to retain, recruit and train adequate management and production personnel. We rely heavily on those personnel to help develop and execute our business plans and strategies, and if we lose such personnel, it would reduce our ability to operate effectively.

        Our continued operations are dependent upon our ability to identify and recruit adequate management and production personnel in China. We require trained graduates of varying levels and experience and a flexible work force of semi-skilled operators. Many of our current employees come from the more remote regions of China as they are attracted by the wage differential and prospects afforded by Shanghai and our operations. With the economic growth currently being experienced in China, competition for qualified personnel is substantial, and there can be no guarantee that a favorable employment climate will continue and that wage rates we must offer to attract qualified personnel will enable us to remain competitive internationally. The inability to attract such personnel or the increased cost of doing so could reduce our competitive advantage relative to other precision steel producers, reducing or eliminating our growth in revenues and profits.

We may not be able to protect adequately our intellectual property from infringement or unauthorized use by third parties.

        Except for a patent on the Environment-Conscious Mill Bearing with Inner Circular Lubrication, we have no patents or licenses that protect our intellectual property. Unauthorized parties may attempt to copy aspects of our processes and know-how or to obtain and use information that we regard as proprietary. Policing unauthorized use of our processes and know-how is difficult. Our experienced key engineers and management staff are extensively involved in all facets of research, design, craftwork, styling and development of the specialty precision products. Potential risks on the divulgence of skills and the development of new products increase should these employees resign, as we rely heavily on them. Chengtong has elected to protect internally developed know-how and production processes (such as system pressure, cleanliness of the lubrication, temperature control, appropriate allocation of oil supply and retrieving, which are vital in providing a radical solution to the difficulties associated with lubricating rolling mills' backing bearing) by requiring all key personnel (production engineers and management staff) to sign non-disclosure and confidentiality contracts. However, this means of protecting our proprietary rights may not be adequate. In addition, the laws of some foreign countries do not protect our proprietary rights as extensively as do U.S. laws. Our failure to protect adequately our proprietary rights may allow third parties to duplicate our products, production processes or develop functionally equivalent or superior technology. In addition, our competitors may independently develop similar technologies or design around our proprietary intellectual property.

We are subject to risks associated with changing technology and manufacturing techniques, which could place us at a competitive disadvantage.

        The successful implementation of our business strategy requires us to continuously develop our existing products and services and introduce new products and services to meet customers' needs. Our designs and products are characterized by stringent performance and specification requirements that mandate a high degree of manufacturing and engineering expertise. We believe that our customers rigorously evaluate our services and products on the basis of a number of factors, including, but not limited to:

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  quality,

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  price competitiveness,

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  technical expertise and development capability,

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  innovation,

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  reliability and timeliness of delivery,

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  product design capability,

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  operational flexibility,

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  customer service, and

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  overall management.

        Our success depends on our ability to continue to meet our customers' changing requirements and specifications with respect to these and other criteria. There can be no assurance that we will be able to address technological advances or introduce new designs or products that may be necessary to remain competitive within the precision steel industry.

We depend upon our largest customers for a significant portion of our sales revenue, and we cannot be certain that sales to these customers will continue. If sales to these customers do not continue, then our sales may decline and our business may be negatively impacted.

        We currently supply high precision steel products to 12 major customers in the Chinese domestic market. For the years ended June 30, 2007 and 2006, sales revenues generated from the top five major customers amounted to 51% and 50% of total sales revenues, respectively; sales to the largest single customer for the same periods amounted to 23% and 15% of total sales revenues, respectively. We do not enter into long-term contracts with our customers, and therefore cannot be certain that sales to these customers will continue. The loss of any of our largest customers would likely have a material negative impact on our sales revenues and business.

Defects in our products could impair our ability to sell products or could result in litigation and other significant costs.

        Detection of any significant defects in our precision steel products may result in, among other things, delay in time-to-market, loss of market acceptance and sales of our products, diversion of development resources, injury to our reputation, litigation or fines, or increased costs to correct such defects. Defects could harm our reputation, which could result in significant costs and could impair our ability to sell our products. The costs we may incur in correcting any product defects may be substantial and could decrease our profit margins.

Failure to optimize our manufacturing potential and cost structure could materially increase our overhead, causing a decline in our margins and profitability.

        We strive to utilize the manufacturing capacity of our facilities fully but may not do so on a consistent basis. Our factory utilization is dependent on our success in, among other things:

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  accurately forecasting demand,

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  predicting volatility,

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  timing volume sales to our customers,

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  balancing our productive resources with product mix, and

  •
  planning manufacturing services for new or other products that we intend to produce.

        Demand for our products may not be as high as we expect, and we may fail to realize the expected benefit from our investment in our manufacturing facilities. Our profitability and operating results are also dependent upon a variety of other factors, including, but not limited to:

  •
  utilization rates of manufacturing lines,

  •
  downtime due to product changeover,

  •
  impurities in raw materials causing shutdowns, and

  •
  maintenance of contaminant-free operations.

        Failure to optimize our manufacturing potential and cost structure could materially and adversely affect our business and operating results.

        Moreover, our cost structure is subject to fluctuations from inflationary pressures in China and other geographic regions where we conduct business. China is currently experiencing dramatic growth in its economy. This growth may lead to continued pressure on wages and salaries that may exceed our budget and adversely affect our operating results.

Our production facilities are subject to risks of power shortages which may adversely affect our ability to meet our customers' needs and reduce our revenues.

        Many cities and provinces in China have suffered serious power shortages since the second quarter of 2004. Many of the regional grids do not have sufficient power generating capacity to fully satisfy the increased demand for electricity driven by continual economic growth and persistent hot weather. Local governments have occasionally required local factories to temporarily shut down their operations or reduce their daily operational hours in order to reduce local power consumption levels. To date, our operations have not been affected by those administrative measures. However, there is a risk that our operations may be affected by those administrative measures in the future, thereby causing material production disruption and delay in delivery schedules. In such event, our business, results of operation and financial condition could be materially adversely affected. We do not have any back-up power generation system. Although we have not experienced any power outages in the past, we may be adversely affected by power outages in the future.

Unexpected equipment failures may lead to production curtailments or shutdowns.

        Interruptions in our production capabilities caused by equipment malfunctions or failures may adversely affect our production costs, products available for sale and earnings for the affected period. In addition to equipment failures, our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions or violent weather conditions. Our manufacturing processes are dependent upon critical pieces of equipment, such as our various cold-rolling mills, as well as electrical equipment, such as transformers, and this equipment may, on occasion, be out of service as a result of unanticipated failures. We have experienced and may in the future experience material plant shutdowns or periods of reduced production as a result of such equipment failures.

Our insurance may not be adequate if our production facilities were destroyed or significantly damaged as a result of fire or some other natural disaster.

        All of our products are currently manufactured at our existing facilities located in the Jiading District in Shanghai, China. Fire fighting and disaster relief or assistance in China may not be as developed as in Western countries. While we maintain property damage insurance aggregating approximately $18.5 million covering our raw materials, finished goods, equipment and buildings and another $10.5 million insurance against equipment breakdown, we do not maintain business interruption insurance. Material damage to, or the loss of, our production facilities due to fire, severe weather, flood or other act of God or cause, even if insured, could have a material adverse effect on our financial condition, results of operations, business and prospects.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

        Our limited operating history may not provide a meaningful basis on which to evaluate our business. Although our revenues have grown rapidly since inception, we might not be able to maintain our profitability or we may incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at7 a similar stage of development, including our potential failure to:

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  Implement our business model and strategy and adapt and modify them as needed;

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  Manage our expanding operations and product offerings;

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  Maintain adequate control of our expenses;

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  Anticipate and adapt to changing conditions in the precision steel markets in which we operate as well as the impact of any changes in government regulation; and

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  Anticipate mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

        Our business, business prospects and results of operations will be affected if we are not successful in addressing any or all of these risks and difficulties.

Failure to comply with the U.S. Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

        We are subject to the U.S. Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC, and our executive officers and employees have not been subject to the U.S. Foreign Corrupt Practices Act prior to the completion of the Stock Exchange Agreement in December 2006. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

        Substantially all of our current operations are conducted in China. Moreover, all but one of our directors and all of our officers are nationals and residents of China or Hong Kong. All or substantially all of the assets of these persons are located outside the United States. As a result, it may not be possible to effect service of process within the United States or elsewhere outside of China or Hong Kong upon these persons. In addition, uncertainty exists as to whether the courts of China or Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China or Hong Kong against us or such persons predicated upon the securities laws of the United States or any state thereof.

Risks Relating to China

We face significant risks if the Chinese government changes its policies, laws, regulations, tax structure or its current interpretations of its laws, rules and regulations relating to our operations in China.

        Chengtong's manufacturing facility is located in Shanghai, China. As of June 30, 2007, substantially all of our assets are located in China and, except for a small volume of exports, all of our sales revenues are generated in China. Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to China's economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to:

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  changes in policies by the Chinese government resulting in changes in laws or regulations or the interpretation of laws or regulations,

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  confiscatory taxation,

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  changes in employment restrictions,

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  restrictions on imports and sources of supply,

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  import duties,

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  corruption,

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  currency revaluation, and

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  the expropriation of private enterprise.

        Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activities and greater economic decentralization. If the Chinese government does not continue to pursue its present policies that encourage foreign investment and operations in China, or if these policies are either not successful or are significantly altered, then our business could be adversely affected. Chengtong could even be subject to the risk of nationalization, which could result in the total loss of our stockholders' investment. Following the Chinese government's policy of privatizing many state-owned enterprises, the Chinese government has attempted to augment its revenues through increased tax collection. Continued efforts to increase tax revenues could result in increased taxation expenses being incurred by us. Economic development may be limited as well by the imposition of austerity measures intended to reduce inflation, the inadequate development of infrastructure and the potential unavailability of adequate power and water supplies, transportation and communications.

Chinese laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such Chinese laws and regulations may have a material and adverse effect on our business.

        China's legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We are considered a foreign person or foreign funded enterprise under Chinese laws, and as a result, we are required to comply with Chinese laws and regulations. We cannot predict what effect the interpretation of existing or new Chinese laws or regulations may have on our businesses. If the relevant authorities find us in violation of Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

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  levying fines;

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  revoking our business and other licenses;

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  requiring that we restructure our ownership or operations; and

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  requiring that we discontinue any portion or all of our business.

A slowdown or other adverse developments in the Chinese economy may materially and adversely affect our customers, demand for our services and our business.

        All of our operations are conducted in China and substantially all of our revenues are generated from sales to businesses operating in China. Although the Chinese economy has grown significantly in recent years, such growth may not continue. We do not know how sensitive we are to a slowdown in economic growth or other adverse changes in Chinese economy which may affect demand for precision steel products. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for our products and in turn reduce our results of operations and our productivity.

Inflation in China could negatively affect our profitability and growth.

        While the Chinese economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of raw materials, it may have an adverse effect on our profitability. In order to control inflation in the past, the Chinese government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austerity policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, China's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy.

Repeated increases in interest rates by the central bank will likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

Controversies affecting China's trade with the United States could depress our stock price.

        While China has been granted permanent most favored nation trade status in the United States through its entry into the World Trade Organization, controversies and trade disagreements between the United States and China may arise that have a material adverse effect upon our stock price. Political or trade friction between the United States and China, whether or not actually affecting its business, could also materially and adversely affect the prevailing market price of our common stock.

We may have difficulty establishing adequate management, legal and financial controls in China, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

        China historically has not followed Western style management and financial reporting concepts and practices, and its access to modern banking, computer and other control systems has been limited. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China in these areas. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times.

Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

        We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

There can be no guarantee that China will comply with the membership requirements of the World Trade Organization, which could leave us subject to retaliatory actions by other governments and reduce our ability to sell our products internationally.

        China has agreed that foreign companies will be allowed to import most products into any part of China. In the sensitive area of intellectual property rights, China has agreed to implement the trade-related intellectual property agreement of the Uruguay Round. There can be no assurances that China will implement any or all of the requirements of its membership in the World Trade Organization in a timely manner, if at all. If China does not fulfill its obligations to the World Trade Organization, we may be subject to retaliatory actions by the governments of the countries into which we sell our products, which could render our products less attractive, thus reducing our revenues and profits.

Our labor costs are likely to increase as a result of changes in Chinese labor laws.

        We have recently experienced an increase in the cost of labor. Recent changes in Chinese labor laws that are effective January 1, 2008 are likely to increase costs further and impose restrictions on our relationship with our employees. There can be no assurance that the labor laws will not change further or that their interpretation and implementation will vary, which may have a material adverse effect upon our business and results of operations.

We currently receive preferential tax treatment under Chinese law which will expire in 2008 and may negatively impact our profitability.

        Prior to the adoption of the PRC Enterprise Income Tax Law on March 16, 2007 (the "EIT Law"), Chinese income tax law provided that any foreign-invested enterprise engaged in manufacturing and scheduled to operate for not less than 10 years was entitled to receive an exemption from the entire central government income tax for the two years beginning with its first profitable year and receive a 50% reduced income tax in the third through fifth years. As a wholly foreign owned enterprise, Chengtong has been entitled to such preferential tax treatment. The full tax exemption for the enterprise income tax expired on December 31, 2005 and the one-half reduction on the enterprise profit tax to 13.5% will expire on December 31, 2008. After such tax holidays, our profits will be subject to the full tax rate of 25%, effective as of January 1, 2008 in accordance with the EIT Law passed in 2007. If we are unable to increase gross income by an amount greater than that needed to offset the loss of this preferential tax treatment, such a condition could have a material adverse effect on the results of our operations.

        Under the EIT Law, a uniform tax rate of 25.0% has been adopted for all enterprises (including foreign-invested enterprises) and several tax incentives enjoyed by foreign-invested enterprises have been cancelled. However, for foreign-invested enterprises established before the promulgation of the EIT Law, a five-year transition period is provided during which reduced rates will apply but gradually be phased out. Since the PRC government has not announced implementation measures for the transitional policy with regards to such preferential tax rates, we cannot reasonably estimate the financial impact of the new tax law to us at this time. Further, any future increase in the enterprise income tax rate applicable to us or other adverse tax treatments would have a material adverse effect on our results of operations and financial condition.

Fluctuations in exchange rates of the Renminbi, or RMB, could adversely affect the value of and dividends, if any, payable on shares of our common stock or otherwise impact our operations and profitability.

        We collect revenue from operations principally in the Chinese Renminbi. Except for recent exports to Nigeria, Thailand, Indonesia and the Philippines, all of our local sales revenues are collected in and substantially all of our expenses are paid in the Chinese Renminbi. We face foreign currency rate translation risk when Chengtong's results are translated to U.S. Dollars, as well as foreign currency rate transaction risk with respect to sales outside of China and with respect to financial instruments denominated in foreign currencies. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution.

        The Chinese Renminbi remained stable against the U.S. Dollar at approximately 8.28 RMB to 1.00 U.S. Dollar for several years until July 21, 2005 when the Chinese currency regime was altered, with a 2.1% revaluation versus the U.S. Dollar. This move initially valued the Renminbi at 8.11 per U.S. Dollar. The Renminbi is no longer linked to the U.S. currency but rather to a basket of currencies with a 0.3% margin of fluctuation. However, there remains international pressure on the Chinese government to adopt an even more flexible currency policy. As of October 10, 2007, the exchange rate was 7.51 RMB to 1.00 U.S. Dollar. The exchange rate of Renminbi is subject to changes in China's government policies which are, to a large extent, dependent on the economic and political development both internationally and locally and the demand and supply of Renminbi in the domestic market. There can be no assurance that such exchange rate will continue to remain stable in the future amongst the volatility of currencies, globalization and the unstable economies in recent years.

        Since (i) our income and profit are mainly denominated in Renminbi, and (ii) the payment of dividends, if any, will be in U.S. Dollars, any exchange fluctuation of the Renminbi against other foreign currencies would adversely affect the value of the shares and dividends payable to shareholders, in foreign currency terms. For example, to the extent that we need to convert U.S. Dollars we receive from an offering of our securities into Renminbi for our operations, if the Renminbi appreciates against the U.S. Dollar, the Renminbi equivalent of the US Dollar we convert would be reduced. Conversely, if we decide to convert our Renminbi into U.S. Dollars for the purpose of making payments for dividends on our common stock or for other business purposes and the U.S. Dollar appreciates against the Renminbi, the U.S. Dollar equivalent of the Renminbi we convert would be reduced. In addition, appreciation of the Renminbi could make our products more expensive relative to those of our competitors or increase our profitability in U.S. Dollar terms.

        At June 30, 2007, our outstanding financial instruments with foreign currency exchange rate risk exposure had an aggregate fair value of $7.5 million (including our non-U.S. Dollar denominated debt). The potential increase in the fair values of these instruments resulting from a 10% adverse change in quoted foreign currency exchange rates would be approximately $0.75 million at June 30, 2007.

The ability of our Chinese operating subsidiary to pay certain foreign currency obligations, including dividends, may be restricted due to foreign exchange control regulations of China.

        The ability of Chengtong to pay dividends may be restricted due to the foreign exchange control policies and availability of cash balances. Since substantially all of our operations are conducted in China and a majority of our revenues are generated in China, a significant portion of our revenue earned and currency received are denominated in Renminbi.

        The Chinese government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Renminbi is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, if any, on our common stock or otherwise satisfy foreign currency denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

        The Chinese government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

Risks Relating to Our Common Stock

The market price for shares of our common stock could be volatile and could decline.

        Our common stock is listed on The NASDAQ Capital Market under the symbol "CPSL." The market price for the shares of our common stock may fluctuate in response to a number of factors, many of which are beyond our control. In some cases, these fluctuations may be unrelated to our operating performance. Many companies with Chinese operations have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside of our control, could cause the price of our common stock to fluctuate, perhaps substantially.

Factors such as the following could have a significant adverse impact on the market price of our common stock:

  •
  our ability to obtain additional financing and, if available, the terms and conditions of the financing;

  •
  our financial position and results of operations;

  •
  period-to-period fluctuations in our operating results;

  •
  changes in estimates of our performance by any securities analysts;

  •
  substantial sales of our common stock pursuant to Rule 144 or otherwise;

  •
  new regulatory requirements and changes in the existing regulatory environment;

  •
  the issuance of new equity securities in a future offering;

  •
  changes in interest rates; and

  •
  general economic, monetary and other national conditions, particularly in the U.S. and China.

The trading market in our common stock is limited and illiquid and may cause volatility in the market price.

        As of June 30, 2007, 37.4%, or 13,964,883 shares, of our issued and outstanding common stock was not owned by affiliates, of which 10,338,729 were unrestricted and free to trade. The market price for our common stock is subject to volatility and holders of common stock may be unable to resell their shares at or near their original purchase price or at any price. In the absence of an active trading market:

  •
  investors may have difficulty buying and selling;

  •
  market visibility for our common stock may be limited; and

  •
  a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

        From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market, pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations or otherwise. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to a resale prospectus may have an adverse effect on the market price of our common stock.

One stockholder, who is our Chief Executive Officer, exercises significant control over matters requiring shareholder approval.

        Wo Hing Li, our Chief Executive Officer, had voting power as of June 30, 2007 equal to approximately 59% of our voting securities. As a result, Wo Hing Li, through such stock ownership, exercises significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership in Wo Hing Li may also have the effect of delaying or preventing a change in control or other transactions that may otherwise be viewed as beneficial by shareholders other than Wo Hing Li.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock.

        We may require additional financing to fund future operations, develop and exploit existing and new products and to expand into new markets. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current shareholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

        We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and requirements in connection with the listing of our common stock on The NASDAQ Capital Market. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

Our officers and directors have limited experience with the regulatory requirements for U.S. public companies, which could impair our ability to satisfy public company filing requirements and could increase our securities compliance costs.

        All of our officers and most of our directors do not have any prior experience as officers and directors of a U.S. publicly traded company, or in complying with the regulatory requirements applicable to a U.S. public company. As a result, we could have difficulty satisfying the regulatory requirements applicable to U.S. public companies, which could adversely affect the market for our common stock. At present, we rely upon outside experts to advise us on matters relating to financial accounting and public company reporting. While we believe that it will be possible to satisfy our public company reporting requirements through the use of third party experts, our general and administrative costs will remain higher until we have developed or acquired internal expertise in these matters.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

        Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of our assessment by our independent registered public accountants. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards and impose significant additional expenses on us. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process required of our independent registered public accountants is new, and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

We do not foresee paying cash dividends in the foreseeable future.

        We have not paid cash dividends on our stock, and we do not plan to pay cash dividends on our stock in the foreseeable future.

USE OF PROCEEDS

        The Company expects that the net proceeds of the offering will be approximately $44.0 million, after deducting underwriting commissions and discounts and other fees and expenses relating to the offering. The Company intends to use the net proceeds for repayment of certain existing bank debt in the amount of approximately $22.0 million, capital expenditures related to the completion of the second reverse rolling mill and annealing furnace and construction of the third reverse rolling mill and related capital expenditures in the amount of approximately $18.00 million, and the balance for general corporate purposes.

DESCRIPTION OF WARRANTS

        The following description summarizes the material terms and provisions of the warrants being offered under this prospectus supplement.

Terms of Warrants

        Exercise Price.    The warrants are exercisable for shares of common stock at an exercise price of US$8.45 per share.

        Adjustment to Exercise Price.    The exercise price of the warrants is subject to proportional adjustment in the case of stock splits, stock dividends, stock combinations, recapitalizations and similar matters.

        Fundamental Transaction.    Upon any merger or consolidation of our Company, sale of substantially all of our assets, any tender offer or exchange offer or similar fundamental transaction, the warrant holder shall have the right to receive the number of shares of Common Stock of the successor, the acquiring corporation, or of our Company, and any additional consideration received as a result of such transaction.

        Subsequent Rights Offerings.    If we, at any time while the warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the warrant holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the fair market value at the record date, then the exercise price of the warrants shall be proportionally adjusted.

        Pro Rata Distributions.    If we, at any time while the warrant is outstanding, shall distribute to all holders of Common Stock (and not to warrant holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock), then in each such case the exercise price of the warrants shall be proportionally adjusted.

        Exercise Period.    The warrants are exercisable for five years beginning on the date which is six months following the date of initial issuance of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase shares of common stock at the exercise price stated above. Holders of the warrants may exercise the warrants at any time after the date which is six months following the date of initial issuance of the warrants up to the expiration date specified above. After the close of business on the expiration date, unexercised warrants will be automatically exercised via cashless exercise.

        Holders of the warrants may exercise the warrants, in whole or in part, at any time or times on or after the date which is six months following the date of initial issuance of the warrants and on or before the expiration date by delivery to our warrant agent of a duly executed facsimile copy of a notice of exercise (or such other office or agency of the company as it may designate by notice in writing to the registered holder at the address of the holder appearing on our books) and paying to our warrant agent, for our account, within three trading days of the date said notice is delivered to our warrant agent, the aggregate exercise price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank.

        In lieu of paying the aggregate exercise price, the warrant holder may exercise the warrant through a cashless exercise by surrendering the warrant, together with irrevocable instructions to our warrant agent, to issue in exchange for the warrant the number of shares of Common Stock equal to the product of (i) the number of shares as to which the warrants are being exercised multiplied by (ii) a fraction, the numerator of which is the fair market value of a share of Common Stock on the last business day immediately preceding the exercise date less the aggregate exercise price and the denominator of which is such fair market value. The fair market value of a share of Common Stock as of a particular date shall mean: (i) if traded on a securities exchange or if actively traded over-the-counter, the fair market value shall be deemed to be the last reported sale price of the Common Stock on such exchange or over-the-counter on the last business day before the date in question; (ii) if actively traded over-the-counter, but no sale is made on such day, the mean of the closing bid and asked prices such day on such over-the-counter quotation; and (iii) if there is no active public market, the fair market value shall be the value as determined in good faith by our Board of Directors upon a review of relevant factors, including due consideration of the warrant holder's determination of the value of our company.

        Notwithstanding anything herein to the contrary, the holder shall not be required to physically surrender a warrant to our warrant agent until the holder has purchased all of the shares issuable upon exercise of such warrant and such warrant has been exercised in full, in which case, the holder shall surrender the warrant to our warrant agent for cancellation within three trading days of the date the final notice of exercise is delivered to us. Partial exercise of a warrant resulting in purchases of a portion of the total number of shares issuable upon exercise thereof shall have the effect of lowering the outstanding number of shares issuable upon exercise thereof in an amount equal to the applicable number of shares so purchased. We, either directly or through our warrant agent, and the holder will maintain records showing the number of shares purchased and the date of such purchases.

        If we fail to cause our warrant agent to transmit to the warrant holder a certificate or certificates representing the warrant shares pursuant to an exercise on or before the three trading days from the delivery to the warrant agent of a notice of exercise, and if after such date the warrant holder is required by its broker to purchase (in an open market transaction or otherwise) or the warrant holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the warrant holder of the warrant shares which the holder anticipated receiving upon such exercise, such a situation referred to as a "buy-in", then we shall (1) pay in cash to the warrant holder the amount by which (x) the warrant holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of warrant shares that we were required to deliver to the warrant holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the warrant holder, either reinstate the portion of the warrant and equivalent number of warrant shares for which such exercise was not honored or deliver to the warrant holder the number of shares of Common Stock that would have been issued had we timely complied with its exercise and delivery obligations hereunder.

Enforceability of Rights by Holders of Warrants

        Each warrant agent we use with respect to the warrants will act solely as our agent under a warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

        As of September 30, 2007, there were outstanding warrants to purchase 1,400,059 shares of our common stock. The exercise price for 1,300,059 of these warrants is $3.00 per share. The exercise price for 100,000 of these warrants is $3.60 per share. The currently outstanding warrants will expire in February 2010, unless earlier exercised.

PLAN OF DISTRIBUTION

        We are directly selling to one or more purchasers, shares of our common stock under this prospectus supplement at a price of $6.75 per share and warrants to purchase shares of common stock at an exercise price of $8.45 per share. The gross proceeds from the financing will be approximately $48.0 million, and we estimate the net proceeds from the financing to be approximately $44.0 million after deducting placement agent fees and the estimated costs payable by us associated with the offering. We have negotiated with the purchasers regarding the sale of shares of our common stock and warrants being offered hereunder, and have entered into subscription agreements with the purchasers which set forth the specific terms of the transaction.

        Pursuant to a placement agency agreement, dated October 31, 2007, we have engaged Roth Capital Partners, LLC, or Roth Capital, to act as our exclusive placement agent in connection with an offering of our common stock and warrants under the registration statement on Form S-3, of which this prospectus supplement is a part. Under the terms of the placement agency agreement, Roth Capital agreed to be our exclusive placement agent, on a best efforts basis, in connection with the issuance and sale by us of our common stock and warrants in a proposed takedown from our registration statement. The terms of any such offering will be subject to market conditions and negotiations between us, Roth Capital and prospective purchasers. The placement agency agreement does not give rise to any commitment by Roth Capital to purchase any of the shares of common stock or warrants, and Roth Capital will have no authority to bind us by virtue of the placement agency agreement. Further, Roth Capital does not guarantee that it will be able to raise new capital in any prospective offering.

        With respect to the offering, we have agreed to pay a placement fee to Roth Capital equal to 7.0% of the gross proceeds received from the sale of shares of our Common Stock in the offering. In addition Roth Capital will be entitled to receive warrants to purchase our Common Stock in an amount equal to 3% of the total shares of Common Stock sold in the offering.

        We will not pay any other compensation in connection with the sale of our shares of common stock pursuant to the placement agency agreement. Under certain circumstances, the placement agency agreement requires us to pay a placement fee to Roth Capital in connection with an offering consummated with specified parties during a period of up to six months following the date of the placement agency agreement. We have agreed to indemnify Roth Capital against certain liabilities arising in connection with the engagement, including liabilities under federal securities laws.

        This is a brief summary of the material provisions of the placement agency agreement and does not purport to be a complete statement of its terms and conditions. A copy of the placement agency agreement is on file with the Securities and Exchange Commission as Exhibit 10.2 to a Form 8-K dated October 31, 2007, that is incorporated by reference into the accompanying prospectus.

        In compliance with the guidelines of the National Association of Securities Dealers, the maximum consideration or discount to be received by any NASD member may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

EXPERTS

        The consolidated financial statements of China Precision Steel, Inc. as of and for the years ended June 30, 2007, 2006 and 2005, appearing in our Annual Report on Form 10-K/A, as amended, have been audited by Murrell, Hall, McIntosh & Co. PLLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. Our common stock is listed on The NASDAQ Capital Market, and you can read and inspect our filings at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, DC 20006.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be an important part of this prospectus supplement, and information that we file with the SEC at a later date will automatically add to, update or supersede this information. We incorporate by reference the documents listed below:

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  our Annual Report on Form 10-K/A for the year ended June 30, 2007, as amended;

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  our Current Reports on Form 8-K filed with the SEC, dated as of October 16, 2007, October 19, 2007, October 22, 2007 and October 31, 2007;

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  all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus supplement and the accompanying prospectus are a part and prior to the termination or completion of any offering of our common stock under this prospectus supplement (except, in each case, for information contained in any such filing that is furnished and not "filed" under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

        The SEC file number for each of the documents listed above is 000-23039.

        We will provide without charge to any person, including a beneficial owner, to whom this prospectus is delivered, upon the request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus (exclusive of exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). Requests for such documents should be directed to: China Precision Steel, Inc., 8th Floor, Teda Building, 87 Wing Lok Street, Sheung Wan, Hong Kong, People's Republic of China, Attn: Chief Financial Officer (telephone (011) 852-2543-8223).

PROSPECTUS

$50,000,000

CHINA PRECISION STEEL, INC.

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

        From time to time, we may offer up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units.

        This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

        Our common stock is listed on The NASDAQ Capital Market under the symbol "CPSL." On May 31, 2007, the closing price of our common stock on The NASDAQ Capital Market was $3.51 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

        Investing in our securities involves a high degree of risk. We urge you to carefully consider the risks that we have described on page 7 of this prospectus under the caption "Risk Factors." We may also include specific risk factors in supplements to this prospectus under the caption "Risk Factors." This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

        We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 16, 2007.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date. In this prospectus and any prospectus supplement, unless otherwise indicated, "CPSL," "the Company," "we," "us" and "our" refer to China Precision Steel, Inc. and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the documents we file or have filed with the SEC that are incorporated herein by reference include "forward-looking statements" within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "target," "expects," "management believes," "we believe," "we intend," "we may," "we will," "we should," "we seek," "we plan," the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus, each prospectus supplement and in documents incorporated into this prospectus describe factors, among others, that could contribute to or cause these differences. Actual results may vary materially from those anticipated, estimated, projected or expected should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, including, but not limited to, our critical accounting policies and statements relating to, among others:

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  plans to expand our exports outside of China;

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  plans to increase our production capacity and the anticipated dates that such facilities may commence operations;

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  our ability to obtain additional funding for our continuing operations and to fund our expansion;

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  our ability to meet our financial projections for any financial year;

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  our ability to retain our key executives and to hire additional senior management;

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  continued growth of the Chinese economy and industries demanding our products;

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  our ability to produce and sell cold-rolled precision steel products at high margins;

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  our ability to secure at acceptable prices the raw materials we need to produce our products;

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  political changes in China that may impact our ability to produce and sell our products in our target markets;

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  general business conditions and competitive factors, including pricing pressures and product development; and

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  changes in our relationships with customers and suppliers.

        Because the factors discussed in this prospectus, each prospectus supplement or documents incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

SUMMARY

        The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference into this prospectus under "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" from our other filings with the SEC, as well as any prospectus supplement applicable to an offering of the securities registered pursuant to the registration statement of which this prospectus forms a part. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading "Risk Factors" beginning on page 7.

Our Company

        We are a niche precision steel processing company principally engaged in the manufacture and sale of high precision cold-rolled steel products and in the provision of heat treatment and cutting of medium and high carbon hot-rolled steel strips. We conduct our operations principally in China through our wholly-owned operating subsidiary, Shanghai Chengtong Precision Strip Co., Limited, or Chengtong. During the second quarter of fiscal 2007, we began exporting our cold-rolled steel products to Nigeria and Thailand. During the third quarter of fiscal year 2007, we expanded our exports to include the Indonesian and Philippines markets. We intend to expand into further overseas markets, including Japan, Taiwan, Korea, the European Union and the United States in the future.

        We currently produce high strength, ultra-thin cold-rolled precision steel strips ranging from 7.5 mm to 0.03 mm. We also provide heat treatment and cutting of medium and high carbon hot-rolled steel strips not exceeding 3.0 millimeters fineness. Currently, our specialty precision products are mainly used in the manufacture of automobile parts and components, food packaging materials, saw blades, textile needles, microelectronics, packing and containers and microchips for the mobile telephone industry.

        As of March 31, 2007, we had an annual production capacity of approximately 145,000 tons. We have been increasing our production capacity for cold-rolled precision steel as demand in China outpaces domestic supply. We began production of our second cold-rolled mill with 150,000 metric tons of capacity in October 2006 and we plan to add a third mill with 150,000 metric tons of capacity by the end of calendar year 2007. Each mill takes approximately two to three years to ramp up in order to ensure smooth operations and optimal quality results before achieving full production. Currently, the new mill is operating at 30% capacity and is expected to reach 50% capacity by the end of calendar year 2007.

        Our Directors believe that the increased annual production capacity of approximately 300,000 tons from the two new mills will be fully utilized within two to three years after commencement of operation. The new production facilities will focus on the production of high carbon, high strength cold-rolled steel products and the production of more complex precision steel products that can not be manufactured in our current rolling mill. Our existing facilities will primarily manufacture low carbon cold-rolled steel products.

        During the fiscal years ended June 30, 2006, 2005 and 2004, we earned net income of $7,514,101, $6,366,441 and $198,776, respectively. During the quarters ended March 31, 2007 and 2006, we earned net income of $1,396,217 and $3,129,919, respectively. At March 31, 2007, we had total assets of $75,455,003. Chengtong currently has approximately 280 employees, including 30 senior management and technical staff members and leases 20,000 square meters of production facilities (including 10,000 square meters of new Phase 2 production facilities) in Jiading District, Shanghai, on four acres of property.

        We are a Colorado company and became a public company in May 1997 through a reverse merger with SSI Capital Corporation. At that time, we changed our name to OraLabs Holding Corp. In December 2006, we merged with Partner Success Holdings Limited, or PSHL, a British Virgin Islands business company, which owns Chengtong. In connection with that transaction, we subsequently redeemed all of the shares of our outstanding common stock owned by our former President, Gary Schlatter, in exchange for all of the issued and outstanding shares of OraLabs, Inc., our wholly-owned subsidiary. Thereafter, we renamed ourself China Precision Steel, Inc. to reflect our continuing operations. Our common stock is listed on The NASDAQ Capital Market under the symbol "CPSL."

        Our corporate headquarters are located 8th Floor, Teda Building, 87 Wing Lok Street, Sheung Wan, Hong Kong, and our telephone number is (011) 852-2543-8223. Our agent for service of process in the United States is The Corporation Company, 1675 Broadway, Suite 1200, Denver, Colorado 80202. Although we maintain a website at www.shctps.com, we do not intend that information available on our website be incorporated into this prospectus. For additional information about us and our business, see "Where You Can Find More Information."

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $50 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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  designation or classification;

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  aggregate principal amount or aggregate offering price;

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  maturity, if applicable;

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  original issue discount, if any;

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  rates and times of payment of interest or dividends, if any;

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  redemption, conversion, exchange or sinking fund terms, if any;

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  conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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  ranking;

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  restrictive covenants, if any;

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  voting or other rights, if any; and

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  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

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  the names of those underwriters or agents;

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  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options, if any; and

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  the net proceeds to us.

        Common Stock.    We may offer shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

        Preferred Stock.    We may offer shares of our preferred stock from time to time, in one or more series. Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 8 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has not issued any preferred stock.

        We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Debt Securities.    We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general and standard features of the debt securities we may issue. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the forms of indentures and any supplemental indentures and the forms of debt securities containing the terms of debt securities we are offering before the issuance of any series of debt.

        Warrants.    We may offer warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general and standard features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreements and form of warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities we are offering before the issuance of any such warrants.

        Units.    We may offer units consisting of common stock, preferred stock, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general and standard features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

        Investing in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. In particular, you should carefully consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" in our most recent quarterly report on Form 10-Q, which is on file with the SEC and incorporated herein by reference, and in subsequent filings that we make with the SEC, as well as any discussion of risks contained in the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

		(unaudited) Year Ended June 30,
	(unaudited) Three Months Ended March 31, 2007
		2002	2003	2004	2005	2006
Ratio of earnings to fixed charges	1.4	N/A	N/A	1.8	15.0	0.6

        For purposes of computing our ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes plus fixed charges less capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representing interest. We do not have any outstanding preferred stock so our ratios of earnings to fixed charges and preferred share dividends would be the same as the ratios included in the table above. The information in the table above should be read in conjunction with our consolidated financial statements, including the notes thereto, and other information set forth in the reports filed by us with the SEC. Please refer to Exhibit 12.1 filed with the registration statement of which this prospectus is a part for additional information regarding the ratio of earnings to fixed charges.

USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement applicable to an offering, we intend to use any net proceeds from the sale of our securities to fund our operations and for other general corporate purposes, such as working capital, capital expenditures, investments and acquisitions. Pending use of the net proceeds as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities.

DESCRIPTION OF CAPITAL STOCK

        Our authorized share capital consists of 62,000,000 shares of common shares, par value $0.001, and 8,000,000 shares of preferred shares, par value $0.001, issuable in series. As of June 1, 2007, there were 37,378,143 common shares outstanding and no preferred shares issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable.

        The following is only a summary of our share capital and is qualified in its entirety by the description contained in our registration statement on Form 8-A12G/A filed with the SEC on December 21, 2001, including all amendments or reports filed for the purpose of updating such description, and to our amended and restated certificate of incorporation, as amended and our bylaws, as amended, all of which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part. See "Incorporation of Certain Information by Reference."

  Common Stock

        Voting.    Each common share entitles its holder to one vote at meetings of our shareholders, except meetings at which only the holders of another class or series of shares are entitled to vote.

        Dividends and Other Distributions.    Subject to the prior rights of holders of any preferred shares issued and outstanding, holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

        Distributions on Dissolution.    Subject to any preferential rights of any issued and outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

        Other Rights.    Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

  Preferred Stock

        The Board of Directors has the authority to issue 8,000,000 shares of preferred shares, issuable in series, and to determine prior to any such issuance the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the shareholders. Preferred shares may, at the discretion of the board of directors, be entitled to preference over the common shares and any other shares ranking junior to the preferred shares with respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding up. If any cumulative dividends or amounts payable on return of capital are not paid in full, preferred shares of all issued series would participate ratably in accordance with the amounts that would be payable on such shares if all such dividends were declared and paid in full or the sums which would be payable on such shares on the return of capital if all amounts so payable were paid in full, as the case may be.

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

        Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price per share;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

        When we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

        The Colorado Business Corporations Act in the state of our incorporation provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

  Transfer Agent and Registrant for our Common Stock

        The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek South, Suite 430, Denver, Colorado 80209, and its telephone number is (303) 282-4800.

Listing on The NASDAQ Capital Market

        Our common stock is listed on The NASDAQ Capital Market under the symbol "CPSL."

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities.

        We will issue the senior notes under the senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. If we issue debt securities, we will file these documents as exhibits to the registration statement of which this prospectus is a part, or incorporate them by reference from a Current Report on Form 8-K that we file with the SEC. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

        The indentures may limit the aggregate principal amount of the debt securities which we may issue and will provide that we may issue the debt securities from time to time in one or more series. The indentures may or may not limit the amount of our other indebtedness or the debt securities which we or our subsidiaries may issue. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

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  the title;

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  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

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  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

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  incur additional indebtedness;

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  issue additional securities;

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  create liens;

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  pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

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  engage in transactions with stockholders and affiliates;

    •
    issue or sell stock of our subsidiaries; or

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    effect a consolidation or merger;

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    whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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    a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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    information describing any book-entry features;

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    provisions for a sinking fund purchase or other analogous fund, if any;

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    whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

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    the procedures for any auction and remarketing, if any;

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    the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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    if other than dollars, the currency in which the series of debt securities will be denominated; and

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    any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The description of the debt securities in the prospectus supplement or the indentures may provide that we may not consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties or assets as an entirety or substantially as an entirety to any person, and we may not permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

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  the person is an entity organized an existing under the laws of the United States of America, any state thereof, the District of Columbia, the British Virgin Islands, Hong Kong or The

    People's Republic of China and will expressly assume all of our obligations under the indenture and the debt securities;

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  immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

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  certain other conditions are met.

        If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        Each of the following constitute reasonably standard events of default that may be included in any finalized indenture or prospectus supplement as constituting an event of default with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

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  if specified events of bankruptcy, insolvency or reorganization occur; and

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  any other event of default provided in or pursuant to the applicable indenture or prospectus supplement with respect to the debt securities of that series.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default in the event of bankruptcy, insolvency or reorganization, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default due to bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

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  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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  to fix any ambiguity, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "Consolidation, Merger or Sale";

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

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  to evidence and provide for the acceptance of appointment by a successor trustee;

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  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

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  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "General," to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

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  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

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  extending the fixed maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the debenture trustee;

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  compensate and indemnify the debenture trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

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  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures will not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and will not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

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  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

        As of June 1, 2007, there were outstanding warrants to purchase 1,400,059 shares of our common stock. The exercise price for 1,300,059 of these warrants is $3.00 per share. The exercise price for 100,000 of these warrants is $3.60 per share. These warrants will expire in February 2010, unless earlier exercised.

DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See "Legal Ownership of Securities."

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

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  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

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  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

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  the name or names of any underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the securities on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
OF SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEABIILTY OF CIVIL LIABILITIES

        All but one of our directors and all of our executive officers reside outside the United States. In addition, our principal executive office is located in Hong Kong. Outside the United States, it may be difficult for investors to enforce judgments obtained against the Company, our directors or our officers in actions brought in the United States, including actions predicated upon the civil liability provisions of U.S. federal securities laws.

LEGAL MATTERS

        The validity of the issuance of the securities being offered by this prospectus will be passed upon by Schlueter & Associates P.C., Denver, Colorado. Kirkpatrick & Lockhart Preston Gates Ellis LLP, Boston, Massachusetts, has advised us in connection with matters relating to U.S. law.

EXPERTS

        The consolidated financial statements of China Precision Steel, Inc. for the year ended June 30, 2006, appearing in our Definitive Proxy Statement, dated November 22, 2006, have been audited by Murrell, Hall, McIntosh & Co. PLLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. Our common stock is listed on The NASDAQ Capital Market, and you can read and inspect our filings at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, DC 20006.

        We have filed a registration statement on Form S-3 with the SEC to register the securities that may be offered pursuant to this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all of the information included in the registration statement. For further information about us, this offering and our common stock, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, at the public reference facilities maintained by the SEC or on the SEC's website as described above, or you may obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be an important part of this prospectus, and information that we file with the SEC at a later date will automatically add to, update or supersede this information. We incorporate by reference the documents listed below:

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  our Definitive Proxy Statement, as filed with the SEC on November 22, 2006;

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  our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2007, filed on May 14, 2007;

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  our Current Reports on Form 8-K filed with the SEC, dated as of December 28, 2006, February 13, 2007, February 16, 2007, and May 15, 2007;

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  the description of our common stock contained in our registration statement on Form 8-A12G/A filed with the SEC on December 21, 2001, including all amendments or reports filed for the purpose of updating such description; and

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  all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not "filed" under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

        The SEC file number for each of the documents listed above is 000-23039.

        We will provide without charge to any person, including a beneficial owner, to whom this prospectus is delivered, upon the request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus (exclusive of exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). Requests for such documents should be directed to: China Precision Steel, Inc., 8th Floor, Teda Building, 87 Wing Lok Street, Sheung Wan, Hong Kong, People's Republic of China, Attn: Chief Financial Officer (telephone +1-852-2543-8223).

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TABLE OF CONTENTS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUPPLEMENT SUMMARY
The Offering
RISK FACTORS
USE OF PROCEEDS
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Table of Contents
ABOUT THIS PROSPECTUS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF UNITS
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES
ENFORCEABIILTY OF CIVIL LIABILITIES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE